Exhibit 10.19

Phase Forward Incorporated

Summary of Cash Compensation Practices for Non-Employee Directors
(Effective January 1, 2006)

Annual retainer for Board membership: $18,000

Audit and Finance Committee

Annual retainer for committee membership:  $12,000

Additional retainer for committee chair:  $6,000

Management Development and Compensation Committee

Annual retainer for committee membership:  $7,000

Additional retainer for committee chair:  $3,000

Governance, Nominating and Compliance Committee

Annual retainer for committee membership:  $7,000

Additional retainer for committee chair:  $4,000

Annual retainer fees will be paid quarterly in arrears.  All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors.